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                             Joint Filing Agreement



         The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of Common Stock of Penton Media, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.



Dated:  June 21, 1999                  NEW HOPE INVESTMENTS, INC.


                                       By: /s/ R. Douglas Greene
                                           -----------------------------
                                           R. Douglas Greene,
                                           Chief Executive Officer



Dated:  June 21, 1999                  /s/ R. Douglas Greene
                                       -----------------------------
                                       R. Douglas Greene